EXHIBIT 23(G)(1)

                          CUSTODIAN SERVICING AGREEMENT

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                          CUSTODIAN SERVICING AGREEMENT


      THIS AGREEMENT made as of December ___, 1999, between The Legacy Funds, Inc., a Delaware Business Truss (hereinafter called the "Company"), and Firstar Bank Milwaukee, N.A., a Wisconsin corporation (hereinafter called "Custodian").

      WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio; and

      WHEREAS, the Company desires that the securities and cash of The Legacy Growth Fund and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time, shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian agree as follows:

1.    DEFINITIONS

      The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, options, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

      The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Company by the President and any Vice President of the Company or such other persons who may be designated by or pursuant to a resolution of the Board Trustees of the Company to give instructions to the Custodian, such persons to sign singly or in such combinations as may be designated in such resolution.

      The term "instructions" shall mean an officers' certificate, and "facsimile instructions" shall mean instructions delivered by facsimile transmission.

      The term "oral instructions" shall mean a request or direction delivered orally by the President or any Vice President of the Company or such other officers of the Company or such other persons who may be designated by or pursuant to a resolution of the Board of Trustees of the Company to give oral instructions to the Custodian, such persons to act singly or in such combinations as may be designated in such resolution.

      The term "authorized person" shall mean the President or any Vice President of the Company or such other offers of the Company or such other persons who may be designated by or pursuant to a resolution of the Board of Trustees of the Company to give officers' certificates, instructions or oral

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instructions, as the case may be, acting singly or in such combinations as may be designated in such resolution.

      The word "Board" shall mean the Board of Trustees of the Company.

2.    APPOINTMENT.

      A. The Company hereby appoints the Custodian to provide custodian services to the Legacy Growth Fund and for each additional series of the Company listed on Exhibit A attached hereto (each a "Fund") on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

      B. The Custodian shall receive and keep safe the securities, investments, cash and other assets of the Fund in accordance with this Agreement.

      C. In performing its duties hereunder, the Custodian will comply with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and the applicable rules and regulations thereunder and any laws, rules and regulations of governmental authorities having jurisdiction and will act in conformity with the instructions and directions of the Board of Trustees of the Company and such other authorized persons of the Company as may be designated for such purpose by the Board of Trustees.

3.    NAMES, TITLES, AND SIGNATURES OF THE COMPANY'S OFFICERS

      An officer of the Company will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates and instructions described in Section 1 hereof, together with any changes which may occur from time to time.

4.    RECEIPT AND DISBURSEMENT OF MONEY

      A. Custodian shall open and maintain a separate account or accounts in the name of the Company, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. Custodian shall make payments of cash to, or for the account of, the Company from such cash only:

            (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Company or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

            (b) for the purchase or redemption of shares of beneficial interest of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Company;


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            (c)   for the payment of interest, dividends, distributions, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services, expenses for printing and postage and payments under any Rule 12b-1 plan);

            (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

            (e) for other proper corporate purposes in accordance with a resolution of the Board of Trustees of the Company or an officers' certificate.

      Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

      B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Company.

      C. Custodian shall make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian, which times shall not be in excess of the times required under banking regulations, in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

      D. If so directed by the Company, Custodian will invest any and all available cash in overnight cash-equivalent investments as specified by the investment manager.

5.    SEGREGATED ACCOUNTS

      The Custodian shall hold in a separate account, and physically segregate at all times from those of the Custodian and any other persons, all securities, investments, cash and other assets received by it from or for the account of the Fund. All such securities, investments, cash and assets shall be held for the benefit of the Fund and shall be delivered or disposed of by the Custodian only for the account of, and in accordance with, the instructions of the Company pursuant to the terms of this Agreement.


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6.    TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

      Custodian shall have sole power to release or deliver any securities of the Company held by it pursuant to this Agreement. Custodian agrees to release, transfer, exchange or deliver securities held by it hereunder only:

      (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefor;

      (b) when such securities are called, redeemed or retired or otherwise become payable;

      (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

      (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

      (e) upon conversion of such securities pursuant to their terms into other securities;

      (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

      (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

      (h) for the purpose of redeeming in kind shares of beneficial interest of the Fund upon delivery thereof to Custodian;

      (i) upon receipt of payment in connection with any repurchase agreement related to securities held hereunder;

      (j) for delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company, which may be in the form of cash;

      (k) for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

      (l) for delivery in accordance with the provisions of any agreement between the Company and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connections with transactions by the Fund;


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      (m)   for release of securities to designated brokers under covered call options; provided, however, that such securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the securities which are to be held in escrow and upon expiration of the option the Custodian will receive from brokers the securities previously deposited; or

      (n)   for other proper corporate purposes.

      As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

      Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of each item of this Section 5 (other than item (n)) and, in respect of item (n), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if an authorized person or persons of the Company issue appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

      In no event may any member of the Company's Board of Trustees or any officer, employee or agent of the Company withdraw any securities.

7.    CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

      Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Company, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Company, all necessary ownership certificates required by the Internal Revenue Code of 1986, as amended (the "Code") or the Income Tax Regulations (the "Regulations") of the United States Treasury Department (the "Treasury Department") or under the laws of any state now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

8.    REGISTRATION OF SECURITIES

      Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent

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federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Such nominee shall hold only assets belonging to customers of the Custodian and shall not hold any assets in which the Custodian has any beneficial interest. All securities held by Custodian hereunder shall be at all times identified in its records as being held in an account or accounts of Custodian containing only the assets of the Company.

      The Company shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Company and which may from time to time be registered in the name of the Company.

9.    VOTING AND OTHER ACTION

      Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall execute in blank and deliver, or cause to be so executed and delivered, to the Company promptly all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted. The Custodian shall transmit or cause to be transmitted promptly to the Company all other written information (including, without limitation, information concerning calls and maturities of securities, the availability and expiration of rights and notices of exercise of call and put options written by the Fund) received by the Custodian from issuers of the securities and other investments held hereunder and, in the case of tender or exchange offers, all written information received from the party (or its agent) making the tender or exchange offer.

10.   TRANSFER TAX AND OTHER DISBURSEMENTS

      The Company shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

      Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers and/or deliveries of any such securities.

11.   CONCERNING CUSTODIAN

      Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be

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as set forth in Exhibit A attached hereto. Such fees shall become effective and begin to accrue upon the first public offering and sale of the shares of the Fund.

      Custodian shall not be liable for any action taken for a proper corporate purpose in good faith upon any certificate provided to the custodian by a duly authorized officer or agent of the Company or a certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

      The Company agrees to indemnify and hold harmless Custodian and its nominee from all taxes (other than income and similar taxes), charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act or willful misconduct or refusal or failure to comply with the terms of this Agreement. Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Company, or in the event that Custodian or its nominee shall incur or be assessed any taxes (other than income and similar taxes), charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act or willful misconduct or refusal or failure to comply with the terms of this Agreement, any property at any time held for the account of the Company shall be security therefor.

      Custodian agrees to indemnify and hold harmless the Company, each controlling person of the Company and their respective directors, trustees and officers (each a "Firstar Indemnitee") from all charges, expenses, assessments, claims, demands, losses, expenses and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which such Firstar Indemnitee may sustain or incur or which may be asserted against such Firstar Indemnitee by any person as a result of the bad faith, negligence or willful misconduct of the Custodian (or any nominee of the Custodian or any subcustodian) or any refusal or failure of the Custodian (or any such nominee or subcustodian) to comply with the terms of this Agreement in connection with the performance of the Custodian's duties under this Agreement. The trustees and shareholders of the Company shall not be personally liable for any of the obligations of the Fund or the Company under this Agreement or in connection with any matter arising under or in connection with this Agreement.

12.   SUBCUSTODIANS

      Custodian is hereby authorized to engage at its own expense another bank or trust company as a subcustodian for all or any part of the Company's assets, so long as any such bank or trust company is itself qualified to act as a custodian under the 1940 Act and the rules and regulations thereunder and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement. Such

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subcustodian shall agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. No subcustodian shall be employed without prior written notice to the Company.

      Such a subcustodian may be a foreign subcustodian in accordance with Rule 17f-5 under the 1940 Act, provided that the assets held by such foreign subcustodian shall be limited to "foreign securities" (as defined in Rule 17f-5 under the 1940 Act) and cash and cash equivalents in such amounts as the Custodian or the Company may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

      Notwithstanding anything contained herein, if the Company requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Company agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to the Company's assets, except as may arise from Custodian's own bad faith, negligent action, negligent failure to act or willful misconduct.

13.   REPORTS BY CUSTODIAN

      Custodian shall furnish the Company periodically as agreed upon with a statement summarizing all transactions and entries for the account of Company. Custodian shall furnish to the Company, at the end of every month, a list of the portfolio securities for the Fund showing the aggregate cost and adjusted average cost of each issue and the market value thereof at the end of such month and stating the cash account of the Fund. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, the Company.

14.   PROPRIETARY AND CONFIDENTIAL INFORMATION

      The Custodian agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

15.   DATA NECESSARY TO PERFORM SERVICES

      The Custodian shall provide to the Company's transfer agent, fund accountant, administrator, investment adviser and distributor such information and data produced or maintained by it under this Agreement as may be necessary for such other persons to perform their duties and obligations under their respective agreements with the Company and in such form as may be required by such persons.


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16.   TERM OF AGREEMENT

      This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive two year periods.

17.   TERMINATION OR ASSIGNMENT

      This Agreement may be terminated by the Company, or by Custodian, on ninety (90) days notice prior to the other party, given in writing and sent by registered mail or overnight courier to:

      Firstar Bank Milwaukee, N.A.
      777 East Wisconsin Avenue
      Milwaukee, WI  53202
      Attn:  [_______________]

or to the Company at:

      The Legacy Funds, Inc.
      61 Broadway
      New York, NY 10006-2802
      Attn: President

as the case may be, or such other address of a party as may be specified by such party by written notice hereunder. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Company, but may deliver them to a bank or trust company of its own selection that meets the requirements of the 1940 Act as a Custodian for the Company to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

18.   NOTICES

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered to the addresses set forth or provided for in Section 16.

19.   ASSIGNMENT

      This Agreement may not be assigned by the Custodian, nor may the Custodian delegate its duties hereunder, without the prior written consent of the Company

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approved by a resolution of its Board of Trustees, and any assignment not in compliance with this Section shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

20.   DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

      No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Company approves by resolution the use of such central securities clearing agency or securities depository. With respect to securities of the Fund which are maintained in any such clearing agency or securities depository, the records of the Custodian shall identify by book entry or otherwise those securities belonging to the Fund. Any securities deposited with any such clearing agency or securities depository shall at all times be segregated from any assets controlled by the Custodian in other than a fiduciary or custodian capacity. All books and records maintained by the Custodian which relate to the Fund's participation in any such clearing agency or securities depository shall at all times during regular business hours be open to the inspection of authorized persons of the Company, including without limitation its independent public accountants.

21.   RECORDS

      Custodian shall keep records relating to its services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular Section 31 of the 1940 Act and the rules thereunder. Custodian agrees that all such records prepared or maintained by the Custodian relating to the services performed by Custodian hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

22.   AMENDMENT; WAIVER

      This Agreement may not be amended or changed except by a written instrument signed by the parties hereto. No omission or delay on the part of either party in requiring the due and punctual fulfillment by the other party of any of its obligations hereunder shall constitute a waiver by the omitting or delaying party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

23.   REPORTS BY INDEPENDENT PUBLIC ACCOUNTANTS

      The Custodian shall provide to the Company, at such times as the Company may reasonably request, reports by the independent certified public accountants of the Custodian on the accounting system, internal accounting control and procedures for safeguarding securities, relating to the securities services provided by the Custodian under this Agreement. Such reports shall be of

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sufficient scope and in sufficient detail as may reasonably be required by the
Company, and shall provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

24.   GOVERNING LAW

      This Agreement shall be governed by Wisconsin law. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.



THE LEGACY FUNDS, INC.                   FIRSTAR BANK MILWAUKEE, N.A.

By:_________________________________     By:_________________________________

Print:______________________________     Print:______________________________

Title:______________________________     Title:______________________________

Date:_______________________________     Date:_______________________________

Attest:_____________________________     Attest:_____________________________





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                                CUSTODY SERVICES
                      ANNUAL FEE SCHEDULE - DOMESTIC FUNDS

                                                                       EXHIBIT A

                  Separate Series of The Legacy Funds, Inc.

                 NAME OF SERIES                    DATE ADDED

              Legacy Growth Fund               December ___, 1999

Annual fee based upon market value

        1 basis point (.0001) on assets of the fund
        Minimum annual fee per fund - $3,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):

        $12.00 per book entry security (depository or Federal Reserve system) $25.00 per definitive security (physical)
        $25.00 per mutual fund trade
        $75.00 per Euroclear
        $ 8.00 per principal reduction on pass-through certificates
        $35.00 per option/futures contract

Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Extraordinary expenses:  Based on time and complexity involved.

Plus out-of-pocket expenses. Charged to the account, including but not limited to:

        $10.00 per variation margin transaction
        $10.00 per Fed wire deposit or withdrawal Plus out-of-pocket expenses. Foreign securities custody services quoted separately.

Fees and out-of-pocket expenses are billed to the Fund monthly, based upon market value at the beginning of the month.